Exhibit 23.1
                                                                    ------------





               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-27300) pertaining to the Computer Data Systems, Inc. 1982 Incentive Stock Option Plan as Amended and Restated and in the Registration Statement (Form S-8 No. 33-47358) pertaining to the Computer Data Systems, Inc. 1991 Long Term Incentive Plan of our report dated July 26, 1995, with respect to the consolidated financial statements of Computer Data Systems, Inc. included in the Annual Report (Form 10-K) for the year ended
June 30, 1995.


/s/ Ernst & Young LLP

Washington, D.C.
September 26, 1995